PROSPECTUS SUPPLEMENT dated January 21, 1999
to Prospectus dated August 21, 1998

                         THE CHASE MANHATTAN CORPORATION

                                 Debt Securities
                                 Preferred Stock
                                    Warrants


      This Prospectus Supplement supplements our Prospectus dated August 21, 1998 relating to our debt securities, preferred stock and warrants (the "Prospectus").

                      ADDITIONAL COMPANY SENIOR SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Senior Securities" to reflect the issuance of Company Senior Securities following the date of the Prospectus:

Terms and Provisions of Senior Medium-Term Notes, Series C

We have issued $2,365,000,000                The interest rate bases or formulas
aggregate principal amount of our            applicable to Series C Notes that
Senior Medium-Term Notes, Series C           bear interest at floating rates are
(the "Series C Notes"), since the            indicated in the table below. The
date of the Prospectus. In the               Series C Notes are not subject to a
table below we specify the                   sinking fund and are not redeemable
following terms of those Series C            unless a redemption date is
Notes:                                       indicated below. Unless otherwise
                                             indicated below, Series C Notes
o    Issuance date;                          that are redeemable are redeemable
o    Principal amount;                       at 100% of their principal amount,
o    Maturity date;                          plus accrued and unpaid interest,
o    Interest rate and redemption            if any, to the redemption date.
     dates, if any.

                                                          Interest Rate/
Issuance Date       Principal Amount   Maturity Date      Redemption Dates
-------------       ----------------   -------------      ----------------

October 13, 1998      $345,000,000     October 13, 2000   LIBOR Telerate reset
                                                          quarterly +  0.25%

October 13, 1998       $50,000,000     October 13, 2000   LIBOR Telerate reset
                                                          monthly +  0.25%

October 19, 1998       $52,000,000     October 19, 2000   LIBOR Telerate reset
                                                          monthly + 0.25%

                                                          Interest Rate/
Issuance Date       Principal Amount   Maturity Date      Redemption Dates
-------------       ----------------   -------------      ----------------

October 20, 1998       $50,000,000     April 20, 2000     LIBOR Telerate reset
                                                          quarterly + 0.20%

October 20, 1998       $50,000,000     April 20, 2000     LIBOR Telerate reset
                                                          quarterly + 0.20%

October 27, 1998      $200,000,000     October 27, 2000   LIBOR Telerate reset
                                                          quarterly + 0.25%

October 27, 1998       $10,000,000     October 27, 2000   LIBOR Telerate reset
                                                          quarterly + 0.25%

October 30, 1998       $75,000,000     April 26, 2000     LIBOR Telerate reset
                                                          quarterly + 0.18%

November 2, 1998      $265,000,000     November 2, 2000   LIBOR Telerate reset
                                                          quarterly + 0.28%

November 17, 1998      $85,000,000     November 17, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

November 17, 1998      $50,000,000     November 17, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

November 19, 1998      $41,000,000     May 19, 2000       LIBOR Telerate reset
                                                          quarterly + 0.18%

November 23, 1998      $70,000,000     November 22, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

November 23, 1998      $25,000,000     November 22, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

November 24, 1998      $42,000,000     November 24, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

November 24, 1998      $30,000,000     November 24, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

November 24, 1998      $50,000,000     November 30, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

                                                          Interest Rate/
Issuance Date       Principal Amount   Maturity Date      Redemption Dates
-------------       ----------------   -------------      ----------------

November 24, 1998      $20,000,000     November 30, 2000  LIBOR Telerate reset
                                                          quarterly + 0.25%

December 4, 1998       $25,000,000     December 4, 2000   LIBOR Telerate reset
                                                          quarterly + 0.25%

December 8, 1998       $25,000,000     June 8, 2000       LIBOR Telerate reset
                                                          quarterly + 0.18%

December 8, 1998       $25,000,000     December 8, 2000   LIBOR Telerate reset
                                                          quarterly + 0.25%

December 8, 1998       $50,000,000     December 8, 2000   LIBOR Telerate reset
                                                          quarterly + 0.25%

December 8, 1998      $200,000,000     December 10, 2001  LIBOR Telerate reset
                                                          quarterly + 0.30%

December 11, 1998      $50,000,000     December 11, 2000  LIBOR Telerate reset
                                                          quarterly + 0.22%

December 16, 1998     $100,000,000     December 15, 2000  5.15%

December 17, 1998      $35,000,000     December 15, 2000  LIBOR Telerate reset
                                                          quarterly + 0.22%

December 18, 1998      $25,000,000     June 19, 2000      LIBOR Telerate reset
                                                          quarterly + 0.15%

December 23, 1998      $50,000,000     June 23, 2000      LIBOR Telerate reset
                                                          quarterly + 0.15%

December 23, 1998      $50,000,000     December 22, 2000  LIBOR Telerate reset
                                                          quarterly + 0.18%

December 23, 1998     $100,000,000     December 21, 2001  LIBOR Telerate reset
                                                          quarterly + 0.26%

January 20, 1999       $60,000,000     January 22, 2002   LIBOR Telerate reset
                                                          quarterly + 0.20%

January 21, 1999       $50,000,000     January 22, 2002   LIBOR Telerate reset
                                                          quarterly + 0.20%

January 21, 1999       $10,000,000     January 22, 2002   LIBOR Telerate reset
                                                          quarterly + 0.20%

                   ADDITIONAL COMPANY SUBORDINATED SECURITIES

The following is added to the section of the Prospectus entitled "Description of Company Debt Securities --- Company Subordinated Securities" to reflect the issuance of Company Subordinated Securities following the date of the
Prospectus:

Terms and Provisions of 6% Subordinated Notes Due 2005

The 6% Subordinated Notes Due 2005           payable in arrears on each May 1
(the "6% Subordinated Notes") are            and November 1, beginning May 1,
limited to $300 million aggregate            1999, to holders of record as of
principal amount. They will mature           the close of business on the
on November 1, 2005. The 6%                  previous April 15 or October 15.
Subordinated Notes bear interest             The 6% Subordinated Notes are not
from November 6, 1998 (or from the           redeemable prior to maturity and no
most recent date on which interest           sinking fund is provided for them.
was paid). Interest on the 6%
Subordinated Notes is

Terms and Provisions of Subordinated Medium-Term Notes, Series A

We have issued $35,000,000              The interest rate bases or formulas
aggregate principal amount of our       applicable to Series A Notes that
Subordinated Medium-Term Notes,         bear interest at floating rates are
Series A (the "Series A Notes"),        indicated in the table below. The
since the date of the Prospectus.       Series A Notes are not subject to a
In the table below we specify the       sinking fund and are not redeemable
following terms of those Series A       unless a redemption date is
Notes:                                  indicated below. Unless otherwise
o    Issuance date;                     indicated below, Series A Notes
o    Principal amount;                  that are redeemable are redeemable
o    Maturity date;                     at 100% of their principal amount,
o    Interest rate and redemption       plus accrued and unpaid interest,
     dates, if any.                     if any, to the redemption date.



                                                          Interest Rate/
Issuance Date      Principal Amount   Maturity Date      Redemption Dates
-------------      ----------------   -------------      ----------------

October 9, 1998       $15,000,000     October 9, 2013    6.125%; redeemable in
                                                         whole only on quarterly
                                                         interest payment dates
                                                         on or after October 9,
                                                         2001

December 30, 1998     $20,000,000     December 30, 2013  6.125%; redeemable in
                                                         whole only on semi-
                                                         annual payment dates
                                                         on or after December
                                                         30, 2002